EXHIBIT 10.10

SERVICE MARK LICENSE AGREEMENT

          This SERVICE MARK LICENSE AGREEMENT (this “Agreement”), dated as of August 1st, 2000, by and between BECKER GAMING, INC., a Nevada corporation having offices at 2605 S. Decatur Boulevard, Suite 218, Las Vegas, Nevada 89102 (the “Licensor”), and ARIZONA CHARLIE’S, INC., a Nevada corporation having office at c/o Icahn Associates Corp. 767 Fifth Avenue, New York, New York 10153 (the “Licensee”). Licensor and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

          Licensor has adopted and is using the words “ARIZONA CHARLIE’S” as a service mark for casino and resort hotel/lodging services (the “Service Mark”). Licensor has obtained common law rights to the Service Mark and has registered the Service Mark pursuant to U.S. Service Mark Registration No. 2,213,115 issued December 22, 1998 (the “Registration”).

          Licensee desires to exclusively use the Service Mark for casino and resort hotel/lodging services and related uses in the State of Nevada and elsewhere throughout the United Sates (the “Territory”).

          Licensor is willing to grant to Licensee the exclusive right and license to use the Service Mark for casino and resort hotel/lodging services and related uses in the Territory, all upon the terms and provisions and subject to the conditions set forth in this Agreement.

          In consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Parties), the Parties hereby agree as follows:

          1. Grant of License. (a) Licensor hereby grants to Licensee an exclusive license for the right to use, under common law and under the auspices and privileges provided by the Registration, the Service Mark in the Territory for all purposes except the Reserved Purpose, as defined in sub-paragraph (b) hereof, but including without limitation, in connection with the rendition of casino and resort hotel/lodging services and such other related uses as Licensee may, in its sole discretion, deem necessary (the “Goods/Services”), and Licensee hereby accepts such license to use the Service Mark during the Term (as hereinafter defined), subject to the terms and provisions set forth in this Agreement.

               (b) Licensor agrees that during the Term of this Agreement, it will not use or grant any other license and/or sublicense to use the Service Mark in connection with the Goods/Services, without the prior written consent of Licensee which consent may be withheld in its sole and absolute discretion. Notwithstanding the foregoing, Licensor shall have the right, in its own name, to use a variation of the Service Mark (using the word “Charlie’s” but not “Arizona”) solely as a tradename for a retail establishments (the “Establishments “) selling food and alcohol for consumption on premises where slot machines are operated (the “Reserved Purpose”), provided that the Service Mark shall be used in accordance with the standards set forth in Paragraph 3 below.

               (c) Licensee may without the consent of Licensor, from time to time during the Term, in its sole and absolute discretion, add one or more affiliates and/or subsidiaries as additional licensees under this Agreement (the “Additional Licensees”), provided Licensee gives notice to Licensor of the names and identities of the Additional Licensees, and provided further than the Additional Licensees use the Service Mark in accordance with the standards set forth in Paragraph 3 below.

               (d) Licensor hereby grants to Licensee an absolute right to sub-license this Service Mark to any sub-licensee without the consent of Licensor, but Licensee agrees to notify Licensor of the names and identities of any sub-licensee and any such sub-licensee agrees to use the Service Mark in accordance with the standards set forth in Paragraph 3 below.

          2. License Fee. The license granted herein is royalty free.

          3. Quality of Services. (i) (A) Licensee shall be required to render or provide the Goods/Services in accordance with the standards of style, quality and workmanship and consistent with the prestige and reputation of the Service Mark which is in place on the date hereof at Arizona Charlie’s Hotel and Casino located at 740 South Decatur Boulevard, Las Vegas, Nevada (collectively, the “Standards of Quality”).

                         (B) In the event that Licensee fails to provide the Good/Services in accordance with Standards of Quality, Licensor shall give Licensee written notice thereof (a “Default Notice”) which notice shall include a detailed description of all alleged deficiencies in Licensee’s provision of the Goods/Services in accordance with the Standards of

Quality. Commencing on the date of Licensee’s receipt of a Default Notice, Licensee shall have a period of one hundred and twenty (120) days (the “Cure Period”) to cure the matters described in a Default Notice; provided, however, if the matters described in a Default Notice are of such a nature they are not susceptible to cure within one hundred and twenty (120) days, then Licensee shall not be deemed in default under this Agreement if Licensee commences efforts to cure the matters described in Licensor’s Default Notice within said one hundred and twenty (120) day period and Licensor thereafter continues such efforts with reasonable diligence.

                         (C) Any controversy, claim or dispute arising out of or relating to this Agreement including, without limitation, any matter cited in a Default Notice or a Second Default Notice (as hereinafter defined) shall be resolved, at Licensee’s election, by either (x) the commencement of a proceeding or action in a court of competent jurisdiction, or (y) final and binding arbitration under the auspices of the American Arbitration Association (“AAA”) before a panel of three (3) arbitrators in accordance with the dispute resolution procedures and the commercial arbitration rules of the AAA then in effect which shall be situated in Las Vegas, Nevada, before a panel of arbitrators chosen from a list of qualified arbitrators submitted by the AAA. Licensor and Licensee shall select one arbitrator each, and the Parties shall, mutually agree on the third arbitrator. If the Parties cannot mutually agree on a third arbitrator, then the third arbitrator shall be selected by the AAA.

                         (D) The final determination of a majority of the arbitrators in the arbitration beyond the possibility of appeal or judicial review (whether as a matter of law or pursuant to the commercial arbitration rules of the AAA then in effect) shall be conclusive and binding on the Parties (the “Final Determination” ). The final decision of a court of competent jurisdiction beyond the possibility of any further appeal shall be deemed a final judgment and be binding upon the Parties (the “Final Judgment”).

                         (E) Notwithstanding anything contained herein to the contrary, if Licensee receives a Default Notice, then Licensee shall have the right, exercisable in Licensee’s sole and absolute discretion any time prior to the expiration of the Cure Period, to give Licensor written notice (a “Dispute Resolution Notice”) that Licensee intends to commence, at Licensee’s option, an action or a proceeding in a court of competent jurisdiction or an AAA arbitration (as described in Paragraphs 3(a)(i)(C) and (D), above) within sixty (60) days of the date Licensee gives its Dispute Resolution Notice. In the event Licensee gives Licensor a Dispute Resolution Notice, then the Cure Period shall be stayed and tolled for the period of time commencing on the date Licensee gives its Dispute Resolution Notice through and including the date that a Final Determination or a Final Judgment, as the case may be, is rendered. Without limiting the generality of the provisions of Paragraph 3(a)(ii) below, upon the rendering of a Final Determination or Final Judgment, as the case may be, in which it was determined that the matters cited in a Default Notice were meritorious, the Cure Period shall be extended for a period of time equal to the greater of (x) the number of days that remained in the original Cure Period on the date Licensee gave its Dispute Resolution Notice (i.e. 120 days less the number of days lapsed between the date Licensee received the Default Notice and the date Licensee gave its Dispute Resolution Notice, or (y) the period of time stated in the Final Determination or the Final Judgment for Respondent to cure such matters.

                    (ii) (a) Upon the expiration of the Cure Period (as the same may be extended pursuant to the provisions of Paragraph 3(a)(i)(E) above), Licensor shall give Licensee a second notice (the “Second Default Notice”) which notice shall (x) contain a detailed description of those matters described in the Default Notice which were not cured prior to the expiration of the Cure Period, and (y) provide Licensee with an additional period (the “Second Cure Period”) of sixty (60) days (in addition to the Cure Period) commencing on the date of Licensee’s receipt of the Second Default Notice to cure the matters described in the Second Default Notice. In the event that Licensee has not cured the matters described in the Second Default Notice prior to the expiration of the Second Cure Period, then the Licensor’s sole remedy shall be to terminate this Agreement which termination shall be effective after ten (10) days written notice by Licensor to Licensee.

                         (b) Licensor hereby acknowledges that the Standards of Quality have been met as to Goods/Services provided or rendered under the Service Mark by Licensee prior to the date of this Agreement. During the Term, Licensor shall have the right and opportunity to confirm the maintenance of such Standards of Quality.

          4. Term. (a) The term of this Agreement shall commence on August 1, 2000 and continue through August 1, 2099 (as and if extended pursuant to this Paragraph, the “Term”). The term of this Agreement is automatically renewable for additional consecutive ninety-nine (99) year terms unless terminated by the Licensee, in its sole discretion, by providing written notice of its desire to terminate the Agreement to the Licensor at the address listed herein.

                         (b) During the Term of this Agreement, Licensor shall undertake, in its own name and at its own expense, to renew and/or maintain the Registration in the Territory. Licensee agrees, at no cost to it, to cooperate in the execution, filing and prosecution of any instruments or documents as are reasonably necessary to maintain the Registration in the Territory. Upon the request of Licensee, Licensor agrees, at no cost to it, to cooperate in the execution, filing and prosecution of any new applications and to maintain any additional registrations issued for any additional Goods/Services provided under the Service Mark but not listed in the original Registration. In the event that Licensor fails to fulfill its obligations under this subparagraph 4(b), then Licensee is granted a power of attorney (coupled with an interest) to do so.

                         (c) Licensor will not take any action in the Territory which would impair its enforceability of this Agreement or otherwise adversely affect the rights granted to Licensee hereunder.

          5. Representations and Warranties. (a) Licensor represents and warrants to Licensee as follows:

                    (i) Licensor is the sole owner of all right, title and interest in and to the Service Mark and the Registration and the goodwill associated with and symbolized by the Service Mark in the Territory, free and clear, and to the best of Licensor’s knowledge, Licensee’s use of the Service Mark pursuant to this Agreement and in accordance with the license granted hereby will not infringe upon the rights of any other person and no other person has any rights or claims to the Service Mark.

                    (ii) Licensor fully understands its right to discuss all aspects of this Agreement with its private attorney, that to the extent, if any that it desired, Licensor availed itself of this right, that Licensor has carefully read and fully understands all of the provisions of this Agreement, that Licensor is competent to execute this Agreement, that its agreement to execute this Agreement has not been obtained by any duress and that Licensor freely and voluntarily enters onto it, and that Licensor has read this document in its entirety and fully understands the meaning, intent and consequences of this document.

                    (iii) Licensee fully understands its right to discuss all aspects of this Agreement with its attorneys, that to the extent, if any that it desired, Licensee availed itself of this right, that Licensee has carefully read and fully understands all of the provisions of this Agreement, that Licensee is competent to execute this Agreement, that its agreement to execute this Agreement has not been obtained by any duress and that Licensee freely and voluntarily enters onto it, and that Licensee has read this document in its entirety and fully understands the meaning, intent and consequences of this document

          6. Infringement. If Licensor or Licensee obtain actual knowledge of any infringement or other violation (including, but not limited to, unfair competition and dilution) of the rights in or claimed infringement of the Service Mark by any third party in the Territory, Licensee or Licensor, as the case may be, shall promptly notify the other, and Licensor and Licensee shall immediately consult as to whether and what action should be taken with respect to any infringement or violation or claimed infringement in the Territory. If Licensor decides against taking action, Licensee shall be entitled to take action against the infringement or other violation or claimed infringement or violation in the Territory. Upon the request of Licensee, Licensor, at no cost to itself, agrees to be joined as a party, if necessary for bringing such action, provided that Licensee indemnify and hold Licensor harmless from any claims, liabilities, losses, costs, damages, and expenses (including attorneys’ fees) that Licensor may incur as a result of being joined as a party to such action. Licensor, at no cost to itself, and Licensee agree to cooperate fully in all aspects of any action, suit or proceeding brought by Licensee, including, but not limited to, the execution of necessary documents with regard to the settlement thereof, and including, when necessary and upon reasonable notice, for preparation and attendance at trial. Any legal expenses incurred in the protection of the Service Mark in the Territory Initiated by Licensor shall be borne by Licensor. Any legal expenses incurred in the protection of the Service Mark in the Territory initiated by Licensee shall be borne by Licensee.

          7. Miscellaneous Provisions. (a) Notices. Any notice, request, demand, consent, approval or other communication which is required or permitted hereunder shall be in writing. All such notices, requests, demands, consents, approvals and other communications hereunder shall, except as otherwise specifically provided herein to the contrary, be deemed to have been duly given or made: if delivered in person, immediately upon delivery; if by Federal Express, Express Mail or any other recognized overnight delivery service, specified for next day delivery, upon receipt as evidenced by the courier company’s records; and if mailed by United States Postal Service certified mail, postage prepaid, return receipt requested, upon receipt. All notices, requests, demands, consents, approvals and other communications hereunder are to be given or made to the parties at the following addresses (or to such other address as any party may designate by a notice given in accordance with the provisions of this Paragraph 7):

If to Licensor, to:

Becker Gaming, Inc.
2605 S. Decatur Boulevard, Suite 218
Las Vegas, Nevada 89102
Attention: Bruce Becker

With a required copy to:

Stutman, Treister & Glatt
3699 Wilshire Boulevard, Suite 900
Los Angeles, California 90010-2739
Attention: Eric Goldberg, Esq.

If to Licensee, to:

Arizona Charlie’s, Inc.
c/o Icahn Associates Corp.
General Counsel
New York, New York 10153
Attention: Marc Weitzen, Esq.

With a required copy to:

Parker Chapin LLP 405 Lexington Avenue, 7th Floor

New York, New York 10174 Attention: Stephen E. Estroff, Esq.

                         (b) Binding Effect; Assignment. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legatees, legal representatives, successors, transferees, and permitted assigns. Licensee may, in its sole and absolute discretion, assign this Agreement or assign or otherwise transfer any or all of its rights in and to the Service Mark without the consent of Licensor, provided that any assignee is bound by the terms and conditions of this Agreement. The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the Parties hereto, and, except as otherwise expressly provided herein, no other person shall have any right or claim against any Party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any Party.

                         (c) Entire Agreement; Amendments. This Agreement shall be effective as of the date first written above when executed by Parties and delivered to the Licensor. This Agreement may have been executed in counterpart, each of which shall be an original and all of which, when taken together, shall constitute a single Agreement binding upon all of the parties hereto. This Agreement shall be governed by and construed in accordance with the applicable laws pertaining in the State of Nevada (other than those that would defer to the substantive laws of another jurisdiction). Each and every modification and amendment of this Agreement shall be in writing and signed by all of the Parties, and each and every waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision of this Agreement shall be in writing and signed by each affected Party. This Agreement contains the entire Agreement of the parties and supersedes all prior and other representations, agreements and understandings (oral or otherwise) between the parties with respect to the licensing of the Service Mark for the Services.

                         (d) Headings; Severability; Terms. The Parties acknowledge and agree that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all parties hereto, and shall not be construed in favor of or against any party. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Capitalized terms used in this Agreement without definition shall have the same meanings herein as are ascribed to such terms in the original letter

Agreement. In the event that any term or provision of this Agreement (other than Section 1 hereof) shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted or reduced pursuant to the next sentence, as applicable, or (ii) by or before any other authority of any of the terms and provisions of this Agreement. If any term or provision of this Agreement is held to be unenforceable because of the scope or duration of any such provision, the parties agree that any court making such determination shall have the power, and is hereby requested, to reduce the scope or duration of such term or provision to the maximum permissible under applicable law so that said term or provision shall be enforceable in such reduced form.

                         (e) Additional Documents. Each Party agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as the other Party from time to time reasonably may request in order to effectuate the purpose and the terms and provisions of this Agreement, each in such form and substance as may be reasonably acceptable to the Parties.

                         (f) Consent to Jurisdiction; Dispute Resolution. Each Party hereby consents and agrees that the Supreme Court of the State of New York, New York County and the United States District Court of the Southern District of New York each shall have personal jurisdiction and proper venue with respect to any dispute between the Parties including, without limitation, any dispute relating to any alleged default of the terms and provisions of this Agreement; provided that it is expressly agreed and understood by the Parties that the foregoing consent shall not deprive Licensor or Licensee of the right in its discretion to voluntarily commence or participate in any AAA arbitration or proceeding or action in any court of competent jurisdiction anywhere in the United States of America with respect to any such dispute and, in any such dispute, no Party will raise, and each Party hereby expressly and irrevocably waives, any objection or defense to any such jurisdiction as an inconvenient forum. The Parties further acknowledge that remedies available at law to either Party may not be adequate and, accordingly, the Parties agree that equitable remedies may be appropriate under the circumstances. In the event of any litigation or AAA arbitration between the Parties, the prevailing Party in any such litigation or AAA arbitration shall be entitled to recover its reasonable attorneys’ fees, costs and disbursements.

                         (g) Relationship between the Parties. No term or provision of this Agreement is intended to create, nor shall any such term or provision be deemed or construed to have created, any employment, joint venture, partnership, trust, agency or other fiduciary relationship between the Licensor and Licensee or constitute Licensee as an employee, joint venturer, partner, trustee, agent or other representative for or of the Licensor.

                         (h) Waiver of Terms. Either Party may waive compliance by the other with any of the provisions of this Agreement. No waiver of any provision of this Agreement shall be construed as a waiver of any other provision of this Agreement; any waiver shall be limited to the instance and the purposes for which it is given. Any waiver to be effective must be in writing and signed by the party granting the waiver.

                         (i) Waiver of Jury Trial. In any action, suit or proceeding in any jurisdiction brought against any Party by any other Party, each Party hereby irrevocably waives trial by jury.

                         (j) No Waiver by Action, Etc. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a Party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Agreement in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such provision. No notice to or demand on any Party in any case shall entitle such Party to any other or further notice or demand in the same, similar or other circumstances. All rights, powers, privileges, remedies and other interests of each Party hereunder are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or other interest of such Party under this Agreement or applicable law.

                         (k) In the event of a breach of this Agreement by either party the other party, in addition to any remedies at law shall be entitled to appropriate equitable relief, it being acknowledged that legal relief may, in of itself be inadequate to provide appropriate redress.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year fast above written.

LICENSOR: BECKER GAMING, INC.
By:	/s/ Bruce F. Becker
	Name:	Bruce F. Becker
	Title:	President

LICENSEE: ARIZONA CHARLIE’S, INC.
By:	/s/ Ronald P. Lurie
	Name:	Ronald P. Lurie
	Title:	Executive Vice President/ General Manager